                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         SIX MONTHS ENDED DECEMBER 31, 1993
                                    (UNAUDITED)

Net income, six months ended December 31, 1993  . . . . . . . . . . .                     $18,684,000

Dividends declared:
  Class A Common -- $.4150 per share  . . . . . . . . . . . . . . . .    $(3,057,000)
  Class B Common -- $.42 per share  . . . . . . . . . . . . . . . . .     (5,795,000)
                                                                                           (8,852,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                      $9,832,000

Undistributed earnings divided
  by 21,166,157 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                          $.4645


                                                                              Class A          Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .         $.4645           $.4645

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .          .4150            .4200

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .         $.8795           $.8845

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $.88             $.88

                        COMPUTATION OF EARNINGS PER SHARE
                        SIX MONTHS ENDED DECEMBER 31, 1992
                                    (UNAUDITED)

Net income, six months ended December 31, 1992  . . . . . . . . . . .                     $12,062,000

Dividends declared:
  Class A Common -- $.3750 per share  . . . . . . . . . . . . . . . .    $(2,769,000)
  Class B Common -- $.38 per share  . . . . . . . . . . . . . . . . .     (5,251,000)
                                                                                           (8,020,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                     $ 4,042,000

Undistributed earnings divided
  by 21,222,955 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                          $.1905


                                                                             Class A          Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .         $.1905           $.1905

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .          .3750            .3800

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .         $.5655           $.5705

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           $.57             $.57

                                                                             Part I - Exhibit (11)

                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED DECEMBER 31, 1993
                                    (UNAUDITED)

Net income, three months ended December 31, 1993  . . . . . . . . . .                      $8,404,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . . . .     $(1,528,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . . .      (2,898,000)
                                                                                           (4,426,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                      $3,978,000

Undistributed earnings divided
  by 21,164,358 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                          $.1880


                                                                              Class A          Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .          $.1880          $.1880

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .           .2075           .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .          $.3955          $.3980

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $.40            $.40

                              COMPUTATION OF EARNINGS PER SHARE
                             THREE MONTHS ENDED DECEMBER 31, 1992
                                         (UNAUDITED)

Net income, three months ended December 31, 1992  . . . . . . . . . .                      $4,742,000

Dividends declared:
  Class A Common -- $.1875 per share  . . . . . . . . . . . . . . . .     $(1,385,000)
  Class B Common -- $.19 per share  . . . . . . . . . . . . . . . . .      (2,620,000)
                                                                                           (4,005,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . . .                       $ 737,000

Undistributed earnings divided
  by 21,213,289 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . . .                          $.0347


                                                                              Class A          Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . . .          $.0347          $.0347

Assumed distribution of earnings  . . . . . . . . . . . . . . . . . .           .1875           .1900

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . . .          $.2222          $.2247

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            $.23            $.23

                                                                             Part I - Exhibit (11)

                                     - 14 -